Exhibit 5

May 29, 2019

Board of Directors

Robert Half International Inc.

2884 Sand Hill Road

Menlo Park, CA 94025

Ladies and Gentlemen:

I am General Counsel of Robert Half International Inc., a Delaware corporation (the “Company”). This opinion is being rendered in connection with the filing of the Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) by the Company under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 5,000,000 shares of its common stock, $.001 par value per share (the “Stock”), to be issued pursuant to the Company’s Stock Incentive Plan, Amended and Restated as of May 22, 2019 (the “Plan”).

In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement, (ii) the Restated Certificate of Incorporation of the Company and the Bylaws (amended and restated) of the Company, each as in effect on the date hereof, (iii) the Plan, (iv) resolutions of the Board of Directors of the Company authorizing the issuance of the Stock and (v) such other instruments, certificates, records and documents, and such matters of law, as I have considered necessary or appropriate for the purposes hereof.

Based upon the foregoing, subject to the limitations and qualifications contained in this opinion, I am of the opinion that:

1. The issuance of the Stock has been duly authorized by the Board of Directors of the Company.

2. Upon issuance and delivery of the Stock, in accordance with the terms and conditions of the Plan, the Stock will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the Delaware General Corporation Law, and I express no opinion as to the laws of any other state or jurisdiction.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name, as counsel, therein. In giving the foregoing consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ EVELYN CRANE-OLIVER
Evelyn Crane-Oliver
Senior Vice President, Secretary and General Counsel